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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Wilmington Trust Corporation for the registration of 725,000 shares of its common stock and to the incorporation by reference therein of our report dated January 26, 2001, with respect to the consolidated financial statements of Wilmington Trust Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 2, 2002